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                                                                   EXHIBIT 10.22

                                    AMENDMENT
                                       TO
                          AT&T WIRELESS SERVICES, INC.
                           DEFERRED COMPENSATION PLAN

      This Amendment is made to the AT&T Wireless Services, Inc. Deferred Compensation Plan, as most recently amended and restated effective January 1, 2002 (the "Plan"). All terms defined in the Plan shall have the same meanings when used herein. This Amendment shall be effective January 1, 2003. All provisions of the Plan not amended by this Amendment shall remain in full force and effect.

1. SECTION 2.45 IS AMENDED IN ITS ENTIRETY TO READ AS FOLLOWS:

      "Mandatory Deferral" means the amount of a Senior Executive's Total Compensation that must be deferred in accordance with Section 4.7 to reduce the Senior Executive's estimated annual Total Compensation to an amount that does not exceed one million dollars ($1,000,000) for a taxable year (calculated in accordance with Section 162(m) of the Code).

2. SECTION 3.2.1 IS AMENDED IN ITS ENTIRETY TO READ AS FOLLOWS:

      ELIGIBILITY CONDITIONS FOR MANDATORY DEFERRALS. If the Company estimates that a Senior Executive's Total Compensation shall exceed one million dollars ($1,000,000) for a taxable year (calculated in accordance with Section 162(m) of the Code), the Committee in its discretion may direct the Company to defer such excess pursuant to the Mandatory Deferral provisions of the Plan.

3. THE FIRST SENTENCE OF SECTION 4.5.1 IS AMENDED TO READ AS FOLLOWS:

      Each Covered Employee may elect, within 30 days after the grant of a Performance Share Award, or at such other time as determined by the Committee but in no event later than December 31 of the Plan Year preceding the Plan Year in which a Performance Share would otherwise be payable, to defer not less than ten percent (10%) or more than one-hundred percent (100%) of a Performance Share Award.

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4. THE LAST TWO SENTENCES OF SECTION 4.7.1 ARE DELETED.

      The Company has caused this Amendment to be executed on the date indicated below.

                                             AT&T WIRELESS SERVICES, INC.


Dated:                                       By
      -------------------------                ---------------------------------
                                               Its
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